UNSECURED PROMISSORY NOTE

$173,000.00         March 20, 2006
5% Interest         Bakersfield, California

THIS UNSECURED PROMISSORY NOTE (THIS "NOTE")
CONTAINS AN ACCELERATION CLAUSE.

DO NOT DESTROY THIS NOTE. WHEN PAID, THIS
NOTE SHOULD BE SURRENDERED FOR CANCELLATION.

Recitals

THIS UNSECURED PROMISSORY NOTE (this "Note") is made and entered into in reliance on the accuracy of the following facts and circumstances, which are acknowledged by the parties to be accurate, complete and true:

A. On March 14, 2006, GOLDEN VALLEY DEVELOPMENT, INC., a Nevada corporation ("Maker”), borrowed the amount of Sixty Three Thousand Dollars and No Cents ($63,000.00) from ADAVCO, INC., a California corporation ("Payee"), and on March 20, 2006, Maker borrowed an additional One Hundred and Ten Thousand Dollars and No Cents ($110,000.00) from Payee, for the sum of One Hundred and Seventy Three Thousand Dollars and No Cents ($173,000.00) ("the Loan") plus interest accrued on the unpaid principal balance hereof at a rate of 5% per annum beginning, for all amounts borrowed, on March 20, 2006.

C. The purpose of this Note is to memorialize Loan and its repayment by maker to payee;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby expressly agree and contract as follows:

The Note

1. Obligation. For value received, Maker hereby unconditionally promises to pay Payee or designee at P.O. Box 2346 in Bakersfield, California 93303, or at such other place as Payee may from time to time designate in writing to Maker, the principal amount of One Hundred and Seventy Three Thousand Dollars and No Cents ($173,000.00), together with interest accrued at the rate of 5% per annum beginning March 20, 2006.

2. Payment of Principal and Interest. Principal and interest shall be payable in lawful money of the United States in immediately available funds. Such principal and interest shall be all due, owing and payable on March 20, 2007, when the remaining, unpaid principal amount hereof together with any and all accrued but unpaid interest shall be due, owing and payable in full. Any and all payments made hereunder, including prepayments allowed under Section 3, shall be credited initially on interest then due and subsequently on principal, and interest shall thereupon cease upon the principal so credited.

3. Prepayment Right. Maker shall have the right to prepay all or any part of the principal amount hereof or interest due, owing and payable hereunder at any time, without a penalty or premium.

4. Late Charge. If any payment is not received by Payee within ten (10) days after it is due, owing and payable under Section 2, Maker shall pay to Payee a late charge of ten percent (10%) per annum as liquidated damages in lieu of actual damages except interest and costs of collection and suit, including, but not limited to attorneys' fees and disbursements. Maker and Payee agree that this late charge represents a reasonable estimate of Payee's costs and expenses that he will incur because of any late payment in lieu of actual damages except interest and costs of collection and suit, including, but not limited to, attorneys' fees and disbursements.

5. Limitation on Interest Charged. Notwithstanding any provision herein to the contrary, including, but not limited to Sections 2 and 4, the interest rate charged to and to be paid by Maker hereunder shall not exceed the maximum rate permitted to be charged under law.

6. Default; Acceleration. Except as otherwise provided in Section 2, and in the event of the following:

a.	Any default by Maker in the performance of Maker's duties, obligations and responsibilities under this Note;

b.
The filing of any petition by or against Maker in any court, whether or not pursuant to any statute of the United States or of any state, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings, and Maker shall thereafter be adjudicated bankrupt, or such petition be approved by the court, or the court assumes jurisdiction of the subject matter, and such proceedings not be dismissed with ninety (90) days after the institution of the same;

c.
The appointment of a receiver or trustee in any proceeding for all or any portion of Maker's property, and such receivership or trusteeship not be vacated within ninety (90) days after the appointment of such receiver or trustee;

d.	An assignment by Maker for the benefit of its creditors;

e.	The sale, transfer or other disposition of Maker's property, or contract to do so by Maker without the prior written consent of Payee; or,

f.	The foreclosure upon all or any portion of the Maker's property, or the condemnation, seizure, attachment or appropriation thereof,

then in such event the entire indebtedness hereunder shall be immediately due and payable at the option of Payee.

7. Remedies Not Exclusive. Any party's use of any remedy specified herein for the enforcement of this Note is not exclusive and shall not deprive such party of, or limit the application of, any other remedy provided by law, at equity or otherwise.

8. Attorneys' Fees and Costs. In the event of any action at law or in equity between the parties to enforce or interpret this Note, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorneys' fees and disbursements, incurred therein by such successful party and, if such successful party shall recover judgment in any such action or proceedings, such costs, expenses and attorneys' fees and disbursements may be included in and as a part of such judgment. The successful party shall be the party who is entitled to recover his costs of suit, whether or not the suit proceeds to final judgment. If no costs of suit are awarded, then the successful party shall be determined by the court. For the purpose of this Section, the term "attorneys' fees and disbursements" shall include, but not be limited to, fees and disbursements incurred in connection with the following: (i) contempt proceedings; (ii) discovery; (iii) any motion, proceeding or other activity of any kind or nature in connection with a bankruptcy proceeding or case arising out, concerning or related in any way to any petition under Title 11 of the United States Code, as the same shall be in effect from time to time, or any similar law; (iv) garnishment, levy, and debtor and third party examinations; and, (iv) postjudgment motions, proceedings or activity of any kind or nature, including, but not limited to, any activity taken to collect or enforce any judgment.

9. Waiver. No waiver of any default or failure or delay to exer-cise any right or remedy by Payee shall operate as a waiver of any other default or of the same default in the future or as a waiver of any right or remedy with respect to the same or any other occurrence. Presentment, notice of dishonor or demand, protest and diligence in collection and bringing suit, including the pleading of any statute of limitations as a defense to any demand against Maker, are hereby waived by Maker, who consents that the time for payment of this Note may be extended from time to time without notice by Payee.

10. Further Assurances. Each party shall execute and deliver any and all additional papers, documents or other assurances and shall perform any further acts which may be reasonably necessary to carry out the intent of the parties and this Note.

11. Notices. All notices, demands, or other communications that either party desires or is required or permitted to give or make to the other party under or pursuant to this Note (collectively referred to as "notices") shall be made or given in writing and shall either be: (i) personally served; (ii) sent by registered or certified mail, postage prepaid; (iii) sent by telex or facsimile ("fax"); or, (iv) sent by a nationally recognized overnight delivery service or courier (such as Federal Express or DHL). All notices shall be addressed or faxed to or personally served on the parties as follows:

Maker:  H. Arthur Davis
President
GOLDEN VALLEY DEVELOPMENT
P.O. Box 2346
Bakersfield, CA 93303
Telephone No. (661) 327-0067
Telefax No. (661) 326-0361

Payee:  Mrs. Annette L. Davis
President
ADAVCO, INC.
P.O. Box 2346
Bakersfield, CA 93303
Telephone No. (661) 654-0803
Telefax No. (661) 654-0806

Notices given by a party pursuant to the alternative methods described in this section shall be deemed to have been delivered to and received by the other party at the following times:

a.	For notices personally served, on the date of hand delivery to the other party or its duly authorized employee, representative, or agent;

b.	For notices given by registered or certified mail, on the date shown on the return receipt as having been delivered to and received by the other party or parties;

c.
For notices given by fax, on the date the notice is faxed to the other party or parties; provided, however, that notices given by fax shall not be effective unless either (i) a duplicate copy of such faxed notice is promptly given by first-class mail, postage prepaid, and addressed as provided above, or (ii) the sending party's facsimile equipment is capable of providing a written confirmation of the receiving party's receipt of such notice; provided further, however, any notice given by fax shall be deemed received on the next business day if such notice is received after 5:00 p.m. (recipient's time) or on a nonbusiness day; or,

d.	For notices delivered by overnight courier, on the next business day after same has been deposited with the courier as evidenced by the receipt provided by such courier to the party giving notice.

Each party shall make an ordinary, good faith effort to ensure that it will accept or receive notices that are given in accordance with this section, and that any person to be given notice actually receives such notice. A party may change or supplement its designated agent, address, or fax number given above, or designate additional agents, addresses or fax numbers for notice purposes, by giving notice to the other party in the manner set forth in this section, provided that any such address change shall not be effective until five (5) days after the notice is delivered or received by the other party.

12. Binding Effect. This Note shall inure to and for the benefit of and be binding upon each party's respective parent, subsidiary or affiliated organizations, administrators, agents, attorneys, beneficiaries, conservators, custodians, directors, employees, executors, guardians, heirs, independent contractors, joint venturers, members, officers, partners, predecessors, representatives, servants, stockholders, successors, and all others acting for, under, or in concert with it, including associations, corporations, limited liability companies, and general or limited partnerships, past, present, and future.

13. Assignment. Notwithstanding Section 12, Maker shall have no right to assign its rights, or duties, obligations or responsibilities under this Note without the prior written consent of Payee as exercised in its sole and absolute discretion. Payee may assign his rights under this Note at any time.

14. No Third Party Beneficiary. This Note is made for the sole benefit of the parties and their respective successors and assigns and no other person or persons shall have any right of action hereon.

15. Entire Agreement. This Note contains the entire agreement between the parties and constitute an integration of the entire agreement, contract, promise and understandings of the parties. All prior agreements, conditions, contracts, promises, representations, understandings, or warranties, whether oral of written, express or implied, concerning the subject matter of this Note are expressly superseded hereby and have no further force or effect.

16. Modification. This Note may not be altered, amended, or modified in any respect, except by a writing duly executed by all the parties.

17. Governing Law; Venue. This Note shall be construed, enforced, governed by, interpreted and performed pursuant to the internal laws, and not the law of conflicts, of the State of California applicable to agreements, contracts and understandings made and to be performed in such state. The parties also agree that this Note is made and to be performed in Kern County, California, and therefore that the only proper venue for any litigation shall be the Kern County Superior Court, Metropolitan Division.

18. Construction. Headings are used herein for convenience only and shall have no force or effect in the construction or interpretation of this Note. As used in this Note, the singular includes the plural and masculine includes the feminine and neuter. This Note shall not be construed against the party drafting it but shall be construed fairly and equitably as though it was the joint product of the parties.

19. Partial Invalidity. If any provision of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions will nevertheless continue in full force without being impaired or invalidated in any way.

20. Time of the Essence. Time is of the essence under this Note.

21. Effective Date. This Note shall become effective as of the date below, and interest shall accrue on that day.

DATED: March 20, 2006   GOLDEN VALLEY DEVELOPMENT, INC., a Nevada corporation ("Maker")

By: /s/ H. Arthur Davis

H. Arthur Davis
President